Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact: Keishi High, Investor Relations Officer
817-367-4640
Keishi.High@OmniAmerican.com

OmniAmerican Bancorp, Inc. Reports
Fourth Quarter and Annual 2012 Results

Fort Worth, Texas — February 28, 2013 - OmniAmerican Bancorp, Inc. (NASDAQ: OABC), the holding company for OmniAmerican Bank, today announced financial results for the fourth quarter and year ended December 31, 2012. The financial information contained herein at and for the three months and year ended December 31, 2012 is unaudited.

2012 Highlights

•
OABC generated net income of $5.7 million for the 2012 fiscal year. This is an increase of $1.7 million, or 43.6 percent, over the previous year’s net income of $4.0 million. On a per-share basis, 2012 earnings were $0.55 per basic and diluted share, an increase of $0.18, or 48.6 percent, compared to $0.37 per basic and diluted share in 2011.

•
The primary contributors to the increase in net income for the year ended December 31, 2012 compared to the prior year were an increase in noninterest income of $2.6 million and a decrease in the provision for loan losses of $1.3 million. The increase in noninterest income was primarily due to a $2.0 million increase in gains on sales of loans and a $501,000 increase in commissions income. The decrease in the provision for loan losses was primarily due to improvements in asset quality and a $1.3 million decrease in net charge-offs. These increases in net income were partially offset by a decrease in net interest income of $1.5 million and an increase in income tax expense of $1.0 million.

•
The Company reported net income of $1.2 million and earnings per basic and diluted share of $0.11 in the fourth quarter of 2012 compared to net income of $1.2 million and earnings per basic and diluted share of $0.12 for the fourth quarter of 2011. Increases in net income due to a decrease in the provision for loan losses of $1.7 million and an increase in other noninterest income of $322,000 were offset by decreases due to an increase in noninterest expense of $1.5 million and a decrease in net interest income of $577,000.

•
OABC achieved solid loan growth of $51.8 million, or 7.6 percent, during the year ended December 31, 2012 as our focus on lending services and the addition of seasoned lenders to our staff enhanced our ability to produce high quality lending relationships.

•
Total assets for OABC decreased $79.4 million, or 5.9 percent, to $1.26 billion at December 31, 2012 from $1.34 billion at December 31, 2011, primarily due to a decrease of $146.0 million in securities classified as available for sale, partially offset by a $51.8 million increase in loans, net of the allowance for loan losses and deferred fees and discounts, and an $11.2 million increase in bank-owned life insurance.

“2012 was a great year for OmniAmerican, as our overall bank strategy continues to produce sustained growth year-over-year,” said Tim Carter, president and CEO of OmniAmerican Bank. “Our emphasis on attracting and retaining a seasoned team to enhance our lending relationships resulted in solid loan increases. At the same time, we progressed in our efforts to strengthen customer relationships by making our banking experience more convenient than ever. This included the planning and development of our upgraded E-Banking system and mobile banking options, as well as the execution of programs to help our employees refine their customer care strategies. We have a great team in place for 2013, and I’m looking forward to building on our momentum.”

Financial Condition as of December 31, 2012 Compared with December 31, 2011

Total assets decreased $79.4 million, or 5.9 percent, to $1.26 billion at December 31, 2012 from $1.34 billion at December 31, 2011, primarily due to a $146.0 million decrease in securities available for sale, partially offset by a $51.8 million increase in loans, net of the allowance for loan losses and deferred fees and discounts, and an $11.2 million increase in bank-owned life insurance.

Cash and cash equivalents increased $2.7 million, or 12.7 percent, to $23.9 million at December 31, 2012 from $21.2 million at December 31, 2011, primarily due to $268.0 million in cash received from loan principal repayments, $134.0 million in proceeds from principal repayments and maturities of securities, $73.7 million in proceeds from the sales of loans, $60.4 million in proceeds from the sales of securities available for sale, $11.0 million in cash from overnight borrowings, $8.7 million in cash from the net increase in deposits, and $5.7 million in proceeds from the sales of repossessed assets. These increases were partially offset by decreases due to $388.8 million in cash used to originate loans, $55.0 million in cash used to repay Federal Home Loan Bank advances, $53.0 million in cash used to purchase investment securities available for sale, $50.0 million in cash used to repay repurchase agreements, and $10.0 million in cash used to purchase bank-owned life insurance.

Securities classified as available for sale decreased $146.0 million, or 27.6 percent, to $383.9 million at December 31, 2012 from $529.9 million at December 31, 2011. The decrease in securities classified as available for sale is primarily attributable to principal repayments and maturities of $134.0 million, sales of securities available for sale of $59.6 million, and amortization of the net premiums on investments of $4.4 million, partially offset by purchases of securities available for sale of $53.0 million during the year ended December 31, 2012.

Loans, net of the allowance for loan losses and deferred fees and discounts, increased $51.8 million, or 7.6 percent, to $735.3 million at December 31, 2012 from $683.5 million at December 31, 2011. The increase in loans included a $41.9 million increase in automobile loans, a $26.7 million increase in commercial business loans, and a $4.1 million increase in real estate construction loans, partially offset by an $18.7 million decrease in one- to four-family residential real estate loans, a $2.9 million decrease in commercial real estate loans, and a $1.2 million decrease in home equity loans.

Bank-owned life insurance increased $11.2 million, or 53.1 percent, to $32.2 million at December 31, 2012 from $21.0 million at December 31, 2011, primarily due to the purchase of $10.0 million of life insurance policies on certain key employees during the year ended December 31, 2012.

Deposits increased $8.7 million, or 1.1 percent, to $816.3 million at December 31, 2012 from $807.6 million at December 31, 2011. The increase was primarily due to increases in money market deposits of $78.1 million, noninterest-bearing demand deposits of $14.1 million, and interest-bearing demand deposits of $4.2 million, partially offset by decreases in savings deposits of $62.5 million. The overall increase in transaction accounts was primarily due to increases in the deposit account balances of our commercial customers. Certificates of deposit decreased $25.2 million primarily due to certificates of deposit that matured and were not renewed.

Federal Home Loan Bank advances decreased $55.0 million, or 21.0 percent, to $207.0 million at December 31, 2012 from $262.0 million at December 31, 2011. The decrease in Federal Home Loan Bank advances was attributable to scheduled maturities of $307.5 million, partially offset by advances of $252.5 million during the year ended December 31, 2012. Repurchase agreements decreased $50.0 million, or 86.2%, to $8.0 million at December 31, 2012 from $58.0 million at December 31, 2011, primarily due to the maturity and repayment of a repurchase agreement in July 2012. Other borrowings increased to $11.0 million at December 31, 2012 due to $11.0 million of overnight borrowings at December 31, 2012.

Stockholders’ equity increased $6.6 million, or 3.3 percent, to $205.6 million at December 31, 2012 from $199.0 million at December 31, 2011. The increase in stockholders’ equity was primarily due to net income of $5.7 million, share-based compensation expense of $1.3 million, and ESOP compensation expense of $792,000 for the year ended December 31,

2012. These increases were partially offset by decreases due to the purchase of 42,500 shares of our common stock at a cost of $894,000 and other comprehensive loss of $573,000.

Asset Quality as of December 31, 2012 Compared with December 31, 2011

Non-performing assets decreased $3.5 million, or 21.2 percent, to $13.0 million, or 1.04 percent of total assets, as of December 31, 2012, from $16.5 million, or 1.24 percent of total assets, as of December 31, 2011, primarily due to decreases of $1.9 million in other real estate owned and $1.8 million in loans on nonaccrual status. The decrease in other real estate owned resulted primarily from sales of other real estate owned properties totaling $2.9 million and write-downs of other real estate owned properties to the current fair values less costs to sell totaling $1.0 million, partially offset by loans reclassified to other real estate owned totaling $2.0 million during the year ended December 31, 2012.

Operating Results for the Three Months Ended December 31, 2012 Compared with the Three Months Ended December 31, 2011

Net income decreased $39,000, or 3.3 percent, to $1.2 million, or $0.11 per share, for the quarter ended December 31, 2012 from $1.2 million, or $0.12 per share, for the quarter ended December 31, 2011.

Net interest income decreased by $577,000, or 5.8 percent, to $9.3 million for the quarter ended December 31, 2012 from $9.9 million for the quarter ended December 31, 2011, primarily due to a decrease in the average yield on interest-earning assets, partially offset by a decrease in the average balance of interest-bearing liabilities. Total interest income decreased $1.5 million, or 11.5 percent, to $11.6 million for the three months ended December 31, 2012 from $13.1 million for the three months ended December 31, 2011, primarily due to a 36 basis point decrease in the average yield on interest-earning assets and a 4.0 percent decrease in the average balance of interest-earning assets. Total interest expense decreased $976,000, or 30.5 percent, to $2.2 million for the three months ended December 31, 2012 from $3.2 million for the three months ended December 31, 2011, primarily due to a 2.7 percent decrease in the average balance of interest-bearing liabilities and a 36 basis point decrease in the average rate paid on interest-bearing liabilities.

We recorded no provision for loan losses for the quarter ended December 31, 2012 compared to a provision for loan losses of $1.7 million for the quarter ended December 31, 2011. The provision for loan losses is charged to operations to bring the allowance for loan losses to a level that reflects management’s best estimate of the losses inherent in the loan portfolio. The allowance for loan losses to total loans receivable ratio decreased to 0.93 percent at December 31, 2012 from 1.15 percent at December 31, 2011. Net charge-offs decreased $1.8 million, to $412,000, or 0.22 percent of average loans outstanding, for the three months ended December 31, 2012 from $2.3 million, or 1.32 percent of average loans outstanding, for the three months ended December 31, 2011.

Noninterest income increased by $322,000, or 8.3 percent, to $4.3 million for the quarter ended December 31, 2012 from $3.9 million for the quarter ended December 31, 2011, primarily due to increases in gains on sales of loans of $792,000, other income of $97,000, and the increase in cash surrender value of bank-owned life insurance of $93,000, partially offset by a decrease in gains on sales of securities available for sale of $786,000. The increase in gains on sales of loans resulted primarily from increased sales of mortgage loans as the Company began selling a portion of its fixed-rate one- to four-family residential real estate loans with terms of 15 to 25 years during the second half of 2012. The increase in other income was primarily attributable to an increase in income from the rental of our headquarters building. The improvement in the increase in cash surrender value of bank-owned life insurance was primarily due to the purchase of $10.0 million of life insurance policies during the year ended December 31, 2012. The decrease in gains on sales of investment securities is attributable to sales of $56.0 million of investment securities in the fourth quarter of 2011. No sales of investment securities occurred during the fourth quarter of 2012.

Noninterest expense increased by $1.5 million, or 14.7 percent, to $11.7 million for the quarter ended December 31, 2012 from $10.2 million for the quarter ended December 31, 2011, primarily due to a $990,000 increase in salaries and benefits expense and a $438,000 increase in professional and outside services expense. The increase in salaries and benefits expense was due primarily to increases in expenses related to our defined benefit pension plan, our equity incentive plan, and our cash incentive plan. The increase in professional and outside services resulted primarily from costs associated with the enhancement of our electronic banking capabilities and expenses related to the equity incentive plan attributable to our outside directors.

Operating Results for the Year Ended December 31, 2012 Compared with the Year Ended December 31, 2011

Net income increased $1.7 million, or 43.6 percent, to $5.7 million, or $0.55 per share, for the year ended December 31, 2012 from $4.0 million, or $0.37 per share, for the year ended December 31, 2011.

Net interest income decreased by $1.5 million, or 3.8 percent, to $39.2 million for the year ended December 31, 2012 from $40.7 million for the year ended December 31, 2011, primarily due to a decrease in the average yield on interest-earning assets, partially offset by an increase in the average balance of interest-earning assets and a decrease in the average rate paid on interest-bearing liabilities. Total interest income decreased $3.8 million, or 7.0 percent, to $50.0 million for the year ended December 31, 2012 from $53.8 million for the year ended December 31, 2011, primarily due to a 45 basis point decrease in the average yield on interest-earning assets, partially offset by a 3.3 percent increase in the average balance of interest-earning assets. Total interest expense decreased $2.2 million, or 17.0 percent, to $10.9 million for the year ended December 31, 2012 from $13.1 million for the year ended December 31, 2011, primarily due to a 29 basis point decrease in the average rate paid on interest-bearing liabilities, partially offset by a 6.8 percent increase in the average balance of interest-bearing liabilities.

The provision for loan losses decreased by $1.3 million, or 39.6 percent, to $1.9 million for the year ended December 31, 2012 from $3.2 million for the year ended December 31, 2011. The provision for loan losses is charged to operations to bring the allowance for loan losses to a level that reflects management’s best estimate of the losses inherent in the loan portfolio. The decrease in the provision for loan losses for the year ended December 31, 2012 is primarily attributable to improvements in asset quality and to a $1.3 million decrease in net charge-offs, to $3.0 million, or 0.40 percent of average loans outstanding, for the year ended December 31, 2012 from $4.3 million, or 0.63 percent of average loans outstanding, for the year ended December 31, 2011.

Noninterest income increased by $2.6 million, or 20.0 percent, to $15.8 million for the year ended December 31, 2012 from $13.2 million for the year ended December 31, 2011, primarily due to increases in gains on sales of loans of $2.0 million, commissions income of $501,000, and a decrease in net losses on sales of repossessed assets of $346,000, partially offset by a decrease in service charges and other fees income of $428,000. The increase in gains on sales of loans resulted primarily from improvements in the pricing of one- to four-family residential real estate loans sold in the secondary market, our efforts to sell more of our one- to four-family residential real estate loans, and the sale of a substandard commercial business loan in the year ended December 31, 2011 at a loss of $212,000. The increase in commissions income resulted primarily from an increase in the sales of investment products. The decrease in net losses on sales of repossessed assets resulted primarily from fewer foreclosures and sales of repossessed assets and the stabilization of asset values in 2012. The decrease in service charges and other fees income was primarily attributable to a decrease in non-sufficient funds fee income and a decrease in debit card interchange income.

Noninterest expense decreased by $380,000, or 0.8 percent, to $44.4 million for the year ended December 31, 2012 from $44.8 million for the year ended December 31, 2011, primarily due to a $1.5 million decrease in the net loss on the write-down of other real estate owned, an $866,000 decrease in depreciation of furniture, software, and equipment, and a $407,000 decrease in other operations expense, partially offset by a $1.8 million increase in salaries and benefits expense and an $898,000 increase in professional and outside services expense. The decrease in the net loss on the write-down of other real estate owned was primarily attributable to write-downs of properties to their current fair value less estimated costs to sell totaling $1.0 million during the year ended December 31, 2012 compared to a total of $2.5 million in write-downs during the year ended December 31, 2011. The decrease in depreciation of furniture, software, and equipment was due primarily to certain assets being fully depreciated. The decrease in other operations expense was primarily attributable to our company-wide cost reduction efforts. The increase in salaries and benefits expense was due primarily to expenses related to our equity incentive plan implemented in June 2011 and higher commissions expense reflecting an increase in sales of investment products. The increase in professional and outside services resulted primarily from increases in expenses related to the equity incentive plan attributable to our outside directors and costs associated with the expansion of our ATM network and enhancement of our electronic banking capabilities.

About OmniAmerican Bancorp, Inc.
OmniAmerican Bancorp, Inc. is traded on the NASDAQ Global Select Market under the symbol “OABC” and is the holding company for OmniAmerican Bank, a full-service financial institution headquartered in Fort Worth, Texas. OmniAmerican Bank operates 15 full-service branches in the Dallas/Fort Worth Metroplex and offers a full array of consumer products and services as well as business/commercial services, mortgages and retirement planning. Founded over 50 years ago, OmniAmerican Bank had $1.26 billion in assets at December 31, 2012 and is proud to provide the highest level of personal service. Additional information is available at www.OmniAmerican.com.

Cautionary Statement About Forward-Looking Information
This news release contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect,” “may,” and words of similar meaning. These forward-looking statements include, but are not limited to, statements of our goals, intentions, and expectations; statements regarding our business plans, prospects, growth, and operating strategies; statements regarding the asset quality of our loan and investment portfolios; and estimates of our risks and future costs and benefits.

These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. We are under no duty to and do not take any obligation to update any forward-looking statements after the date of this earnings release.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: general economic conditions, either nationally or in our market areas, that are worse than expected; competition among depository and other financial institutions; inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments; adverse changes in the securities markets; changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements; our ability to enter new markets successfully and capitalize on growth opportunities; our ability to successfully integrate acquired entities, if any; changes in consumer spending, borrowing, and savings habits; changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission, and the Public Company Accounting Oversight Board; inability of borrowers and/or third-party providers to perform their obligations to us; the effect of developments in the secondary market affecting our loan pricing; changes in our organization, compensation, and benefit plans; changes in our financial condition or results of operations that reduce capital available to pay dividends; changes in the financial condition or future prospects of issuers of securities that we own; changes resulting from intense compliance and regulatory costs associated with the Dodd-Frank Wall Street Reform and Consumer Protection Act; and changes in our regulatory capital resulting from compliance with the proposed Basel III capital rules.

Because of these and a wide variety of other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements.

OmniAmerican Bancorp, Inc. and Subsidiary
Consolidated Balance Sheets (Unaudited)
(Dollars in thousands, except per share data)

	December 31,
	2012	2011
ASSETS
Cash and cash equivalents	$23,853	$21,158
Investments:
Securities available for sale at fair value	383,909	529,941
Other	12,867	13,465
Loans held for sale	8,829	2,418

Loans, net of deferred fees and discounts	742,171	691,399
Less allowance for loan losses	(6,900)	(7,908)
Loans, net	735,271	683,491
Premises and equipment, net	43,126	44,943
Bank-owned life insurance	32,183	21,016
Other real estate owned	4,769	6,683
Mortgage servicing rights	1,009	1,057
Deferred tax asset, net	1,039	2,238
Accrued interest receivable	3,340	4,003
Other assets	7,154	6,301
Total assets	$1,257,349	$1,336,714

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	47,331	33,261
Interest-bearing	768,971	774,373
Total deposits	816,302	807,634

Federal Home Loan Bank advances	207,000	262,000
Repurchase agreements	8,000	58,000
Other borrowings	11,000	—
Accrued expenses and other liabilities	9,469	10,056
Total liabilities	1,051,771	1,137,690

Commitments and contingencies

Stockholders’ equity:
Common stock, par value $0.01 per share; 100,000,000 shares authorized; 11,444,800 shares issued and outstanding at December 31, 2012 and 11,314,713 shares issued and outstanding at December 31, 2011	114	113
Additional paid-in capital	106,684	105,637
Unallocated Employee Stock Ownership Plan (“ESOP”) shares	(8,379)	(8,760)
Retained earnings	101,877	96,179
Accumulated other comprehensive income	5,282	5,855
Total stockholders’ equity	205,578	199,024
Total liabilities and stockholders’ equity	$1,257,349	$1,336,714

OmniAmerican Bancorp, Inc. and Subsidiary
Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Interest income:
Loans, including fees	$9,222	$9,885	$38,361	$39,581
Securities—taxable	2,336	3,226	11,667	14,200
Total interest income	11,558	13,111	50,028	53,781
Interest expense:
Deposits	1,500	1,753	6,281	7,356
Borrowed funds	732	1,455	4,563	5,711
Total interest expense	2,232	3,208	10,844	13,067
Net interest income	9,326	9,903	39,184	40,714
Provision for loan losses	—	1,680	1,950	3,230
Net interest income after provision for loan losses	9,326	8,223	37,234	37,484
Noninterest income:
Service charges and other fees	2,387	2,309	8,928	9,356
Net gains on sales of loans	1,180	388	2,941	951
Net gains on sales of securities available for sale	—	786	860	797
Net losses on sales of premises and equipment	(8)	—	(8)	(6)
Net losses on sales of repossessed assets	(41)	(61)	(106)	(452)
Commissions	273	237	1,353	852
Increase in cash surrender value of bank-owned life insurance	313	220	1,167	938
Other income	153	56	650	714
Total noninterest income	4,257	3,935	15,785	13,150
Noninterest expense:
Salaries and benefits	6,374	5,384	24,600	22,841
Software and equipment maintenance	574	563	2,339	2,366
Depreciation of furniture, software and equipment	419	470	1,740	2,606
FDIC insurance	195	231	830	1,094
Net loss on write-down of other real estate owned	256	253	1,029	2,479
Real estate owned expense	75	90	210	477
Service fees	129	119	482	493
Communications costs	268	280	1,074	974
Other operations expense	835	793	3,131	3,538
Occupancy	890	816	3,808	3,491
Professional and outside services	1,297	859	4,216	3,318
Loan servicing	152	192	357	503
Marketing	265	197	627	643
Total noninterest expense	11,729	10,247	44,443	44,823
Income before income tax expense	1,854	1,911	8,576	5,811
Income tax expense	695	713	2,878	1,844
Net income	$1,159	$1,198	$5,698	$3,967

Earnings per share:
Basic	$0.11	$0.12	$0.55	$0.37
Diluted	$0.11	$0.12	$0.55	$0.37

OmniAmerican Bancorp, Inc. and Subsidiary
Selected Consolidated Financial Ratios and Other Data (Unaudited)
(Dollars in thousands, except per share data)

	At or For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2012	2012	2012	2012	2011
Share Data:
Total shares outstanding at period end	11,444,800	11,435,300	11,277,134	11,313,213	11,314,713
Weighted average shares outstanding — Basic	10,349,386	10,338,792	10,327,370	10,325,857	10,371,947
Weighted average shares outstanding — Diluted	10,467,533	10,420,382	10,388,720	10,352,824	10,382,600
Basic earnings per share	$0.11	$0.22	$0.14	$0.08	$0.12
Diluted earnings per share	$0.11	$0.22	$0.14	$0.08	$0.12
Book value per share	$17.96	$17.91	$17.91	$17.73	$17.59

Performance Ratios:
Return on average assets (1)	0.36%	0.70%	0.42%	0.24%	0.37%
Return on average equity (1)	2.25%	4.50%	2.85%	1.60%	2.38%
Noninterest expense to average total assets (1)	3.69%	3.25%	3.27%	3.24%	3.13%
Efficiency ratio (2)	86.35%	72.90%	84.04%	80.84%	74.05%

Selected Balance Sheet Data:
Equity to total assets	16.35%	15.97%	15.02%	14.68%	14.89%

Capital Ratios:
Total capital (to risk-weighted assets)	25.47%	25.46%	24.35%	25.16%	24.86%
Tier I capital (to risk-weighted assets)	24.56%	24.49%	23.41%	24.13%	23.86%
Tier I capital (to total assets)	15.67%	15.20%	14.22%	13.91%	14.18%

Asset Quality Ratios:
Non-performing assets to total assets	1.04%	1.11%	1.17%	1.27%	1.24%
Non-performing loans to total loans	1.06%	1.14%	1.18%	1.43%	1.40%
Allowance for loan losses to non-performing loans	87.81%	87.45%	80.65%	75.50%	82.08%
Allowance for loan losses to total loans	0.93%	1.00%	0.95%	1.08%	1.15%
Net charge-offs to average loans outstanding (1)	0.22%	0.21%	0.31%	0.89%	1.32%

_______________________
(1) Annualized.
(2) The efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.

OmniAmerican Bancorp, Inc. and Subsidiary
Selected Consolidated Financial Ratios and Other Data (Unaudited)
(Dollars in thousands, except per share data)

	At or For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2012	2012	2012	2012	2011
Average Balances:
Loans	$743,417	$751,068	$733,042	$704,648	$683,646
Securities	390,761	439,636	507,390	522,257	511,169
Other interest-earning assets	32,323	20,226	16,662	22,335	20,560
Total interest-earning assets	$1,166,501	$1,210,930	$1,257,094	$1,249,240	$1,215,375
Deposits:
Interest-bearing demand	$134,784	$134,473	$135,294	$132,352	$103,366
Savings and money market	334,297	332,969	337,317	323,221	320,970
Certificates of deposit	295,271	296,217	303,554	314,709	320,383
FHLB advances and other borrowings	244,927	293,700	330,438	323,319	292,943
Total interest-bearing liabilities	$1,009,279	$1,057,359	$1,106,603	$1,093,601	$1,037,662

Yields/Rates (1):
Loans	4.96%	5.19%	5.30%	5.49%	5.78%
Securities	2.36%	2.47%	2.51%	2.57%	2.50%
Other interest-earning assets	0.41%	0.47%	0.60%	0.45%	0.53%
Total interest earning assets	3.96%	4.13%	4.11%	4.18%	4.32%
Deposits:
Interest-bearing demand	0.09%	0.09%	0.09%	0.09%	0.10%
Savings and money market	0.19%	0.19%	0.19%	0.23%	0.25%
Certificates of deposit	1.78%	1.82%	1.83%	1.85%	1.91%
FHLB advances and other borrowings	1.20%	1.34%	1.75%	1.74%	1.99%
Total interest-bearing liabilities	0.88%	0.95%	1.09%	1.13%	1.24%

Other Data:
Interest rate spread (2)	3.08%	3.18%	3.02%	3.05%	3.08%
Net interest margin (3)	3.20%	3.30%	3.15%	3.20%	3.26%

_______________________
(1) Annualized.
(2) The interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities for the period.
(3) The net interest margin represents net interest income as a percent of average interest-earning assets for the period.